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                               BRITESMILE, INC.

            EMPLOYEE/CONSULTANT STOCK OPTION AND STOCK APPRECIATION
                               RIGHTS AGREEMENT
                (Revised 1997 Stock Option and Incentive Plan)


Participant: ___________________
Date of Grant: _________________
Number of Covered Shares: ______
Exercise Price Per Share: ________


          This Stock Option Agreement ("Agreement") is entered into as of the _____ day of _________________, 19___ between BriteSmile, Inc. a Utah corporation (the "Company"), and ___________________ ("Optionee").

          WHEREAS, the Company has adopted the BriteSmile, Inc. Revised 1997 Stock Option and Incentive Plan (the "Plan") and has approved the granting to certain officers and key employees of the Company nonqualified stock options to purchase common stock of the Company, par value $.0001 per share ("Common Stock"); and

          WHEREAS, Optionee is employed by the Company, or is engaged by the Company as a key consultant, and the Company desires that Optionee remain in such employ and desires to secure or increase Optionee's stock ownership of the Company in order to increase Optionee's incentive and personal interest in the welfare of the Company.

          NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

          1.   Grant of Options.  The Company hereby grants to Optionee options
               ----------------
(the "Options") to purchase all or any part of an aggregate amount of ____________________ (____________) shares of the Common Stock of the Company at a purchase price of $______ per share, on the terms and conditions hereinafter set forth.

          2.   Term of Options.  Except as otherwise provided in Section 5
               ---------------
below, the Options shall vest and become exercisable pursuant to the following vesting schedule, and shall remain exercisable until ten (10) years after the date of this Agreement, at which time the Options shall terminate and not be exercisable thereafter:

               a. Options to purchase _____________ of the total number of shares subject to Options granted shall vest and become exercisable as of the date hereof.
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               b.   Options to purchase ____________ of the total number of
shares subject to Options granted shall vest and become exercisable, provided Optionee is then employed by the Company, on __________________.

               c. Options to purchase ____________ of the total number of shares subject to Options granted shall vest and become exercisable, provided Optionee is then employed by the Company, on ______________.

          3.   Grant of Alternate Stock Appreciation Rights.  Concurrently
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with the grant of the Options pursuant to paragraph 1, the Company hereby grants to Optionee with respect to the shares of Common Stock subject to the Options, related Alternate Rights ("Alternate Rights"). The Alternate Rights entitle Optionee, in lieu of exercising the Options granted herein, to elect to receive from the Company, in the form of Common Stock, the value of the appreciation in the Common Stock underlying the Options.

               a.   Entitlement Upon Exercise of Alternate Rights.  Upon the
                    ---------------------------------------------
exercise of each Alternate Right, Optionee shall be entitled to receive from the Company the amount, if any, by which the Fair Market Value (as defined in the Plan) of a share of Common Stock on the exercise date exceeds the Fair Market Value of a share of Common Stock on the date the Options related to the Alternate Rights were granted.

               b.   Payment in the Form of Common Stock.  Payment pursuant to
                    -----------------------------------
paragraph 3(a) shall be made by the Company in the form of Common Stock. The exercise of any Alternate Rights shall cancel an equal number of Options related to said Alternate Rights. All shares issued upon the exercise of Alternate Rights shall be issued with the rights and restrictions specified in the Plan for shares issued pursuant to the exercise of Options.

               c.   Rights Subject to Terms of Related Options.  Alternate
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Rights shall be exercisable only to the same extent and subject to the same conditions and within the same terms and vesting schedules, as the Options related thereto are exercisable. Accordingly, unless the context indicates otherwise, reference in this Agreement to "Options" shall include the Alternate Rights associated therewith.

          4.   Exercise of Options.  The Options or any portion thereof may be
               -------------------
exercised by Optionee paying the purchase price of any shares with respect to which the Options are being exercised by cash, certified check, bank draft or postal or express money order. Except as otherwise provided by the Plan Committee before the Option is exercised, (i) all or a portion of the Exercise Price may be paid by Optionee by delivery of shares of Common Stock owned by Optionee and acceptable to the Committee having an aggregate Fair Market Value (as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) Optionee may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding

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resulting from such exercise. In each case Optionee's payment shall be delivered with a written notice of exercise which shall:

               a. State the number of shares being exercised, the name, address and social security number of each person for whom the stock certificate or certificates for such shares of the Common Stock are to be registered;

               b. Contain any representations and agreements as to Optionee's investment intent with respect to the shares exercised as may be satisfactory to the Company's counsel; and

               c. Be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than Optionee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Options.

          As a condition to the exercise of the Options, the Company may require the person exercising the Options to make any representation and warranty to the Company that may be required by any applicable law or regulation.

          5.   Termination of Employment or Death.
               ----------------------------------

               a. In the event Optionee's employment shall terminate on account of death, the Options held by Optionee, to the extent exercisable through the date of death, may be exercised by a person who acquires the right to exercise the Options, provided such exercise occurs within both the remaining effective term of the Options and one year after the Optionee's death.

               b. In the event Optionee's employment shall terminate on account of retirement or permanent disability (as defined in the Plan), the Options held by Optionee, to the extent exercisable through the date of such retirement or disability, may be exercised by Optionee, provided such exercise occurs within both the remaining effective term of the Options and three years from the date of termination of employment.

               c. In the event Optionee's employment shall terminate on account of resignation, discharge not "for cause" (as defined below), or expiration of elected term, Optionee may exercise the Options within both the remaining effective term of the Options and three months from the date of termination.

               d. In the event Optionee's employment shall terminate on account of discharge for cause, no exercise period shall exist and Optionee shall forfeit the Options as of the date of termination.

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               e.   To the extent not then exercisable in accordance with this
Section, the Options shall terminate on the date Optionee's employment terminates with the Company.

               f. For purposes of this Agreement, termination of employment shall be considered to occur when an employee is no longer an employee of the Company or any Subsidiary. Whether an authorized leave of absence or absence on military or government service shall constitute termination of employment for purposes of this Plan shall be determined by the Committee. Retirement shall be considered to mean retirement pursuant to any applicable retirement plan of the Company or any of its Subsidiaries. Termination "for cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness. The Options, to the extent exercisable after death of Optionee, may be exercised by Optionee's personal representatives.

          6.   Transfer of Options.  Unless the Company, upon advice of its
               -------------------
securities counsel, directs otherwise, the Options may not be assigned or transferred in any manner except upon the death of Optionee by will or by the laws of descent and distribution. During the lifetime of Optionee, the Options shall be exercisable only by Optionee.

          7.   Reservation of Shares.  The Company, during the term hereof, will
               ---------------------
at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements hereof. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

          8.   Application of Section 16(b).  The parties acknowledge that, if
               ----------------------------
Optionee is an officer, director or ten percent (10%) shareholder of the Company, the grant to Optionee of Options hereunder, or the Optionee's sale of shares underlying the Options, may, unless the Plan is qualified under Rule 16b-3 of the SEC, subject Optionee to liability under the insider trading prohibitions of Section 16(b) of the Securities Exchange Act of 1934, if Optionee purchases or sells Common Stock of the Company within six months before or after the grant of the Options, or within six months before or after the sale of the shares underlying the Options. This acknowledgment is for informational purposes only and is not to be construed as increasing, limiting or describing the rights and obligations of the parties hereunder.

          9.   Restriction on Option Exercise.  Notwithstanding any contrary
               ------------------------------
provision hereof, the Options may not be exercised by Optionee unless the shares to be acquired by Optionee have been registered under the Securities Act of 1933 (the "Act"), and any other applicable securities laws of any other state, or the Company receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Options and the issuance of shares pursuant to the exercise is registered or exempt

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from such registration requirements. Optionee shall represent that unless and until the shares have been registered under the Act and applicable state securities laws: (1) Optionee is acquiring the shares for investment purposes only and without the intent of making any sale or disposition thereof; (2) Optionee has been advised and understands that the shares have not been registered for sale pursuant to federal and state securities laws and are "restricted securities" under such laws; and (3) Optionee acknowledges that the shares will be subject to stop transfer instructions and bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION. NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER'S COUNSEL AT SHAREHOLDER'S EXPENSE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THIS CERTIFICATE MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

          10.  Withholding of Taxes.  The Options may not be exercised unless
               --------------------
Optionee has paid or has made provision satisfactory to the Company for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of the issue or transfer of Common Stock upon such exercise of the Options. In its sole discretion, and at the request of Optionee, the Company may permit Optionee (other than an Optionee who would be subject to Section 16(b) of the Exchange
Act) to satisfy the obligation imposed by this Section, in whole or in part, by instructing the Company to withhold up to that number of shares otherwise issuable to Optionee with a fair market value equal to the amount of tax to be withheld.

          11.  Mergers, Reorganizations, and Certain Other Changes.  In the
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event of the Company's liquidation, reorganization, separation, merger or consolidation into, or acquisition of property or stock by another corporation, or sale of substantially all assets to another corporation, the rights of Optionee with respect to the Options granted hereunder shall be governed by the Plan Committee, as provided in Section 9.12 (i) of the Plan.

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          12.  Antidilution.  The aggregate number of shares of Common Stock
               ------------
available for issuance under the Options, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the date of this Agreement resulting from a recapitalization, reorganization, merger, consolidation or similar transaction as provided in the Plan.

          13.  No Rights as a Stockholder.  Optionee or a permitted transferee
               --------------------------
of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until the date as of which stock is issued following exercise of such Options. Except as provided in this Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or any other distributions for which the record date is prior to the date as of which such stock is issued.

          14.  No Employment Rights.  This Agreement is not an employment
               --------------------
agreement or contract and does not grant any employment rights to Optionee.

          15.  Other Provisions.  The Company may, as a condition precedent to
               ----------------
the exercise of the Options, require Optionee (including, in the event of Optionee's death, his legal representatives, legatees or distributees) to enter into such agreements or to make such representations as may be required to make lawful the exercise of the Options and the ultimate disposition of the shares acquired by such exercise.

          16.  Notices.  Any notice which either of the parties hereto is
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required or permitted to give to the other must be in writing and may be given by personal delivery or by mailing the same by registered or certified mail, return receipt requested, to the party to which or to whom the notice is directed, at the address each party designates in writing. Any notice mailed to such address shall be effective when deposited in the mail, duly addressed and postage prepaid, notwithstanding failure by the addressee thereof to receive the mailed notice.

          17.  Governing Law.  All transactions contemplated hereunder and all
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rights of the parties hereto shall be governed as to validity, construction, enforcement and in all other respects by the laws and decisions of the State of Utah.

          18.  Titles.  The titles of the sections of this Agreement are
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inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          19.  Amendment.  This Agreement shall not be modified or amended
               ---------
except by written agreement signed by all of the parties hereto.

          20.  Attorney's Fees and Costs of Enforcement.  If any party to this
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Agreement shall incur any costs resulting from enforcement of this Agreement, the defaulting party shall be liable to the prevailing party for such costs. Costs, as used herein, shall include costs of

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enforcement, interpretation, or collection, including without limitation, reasonable attorney's fees, court costs, collection charges, travel and other related or similar expenses.

          21.  Severability of Provisions.  Any provision of this Agreement
               --------------------------
which is invalid, prohibited, or unenforceable in any jurisdiction, shall not invalidate the remainder of the provision or the remaining provisions of the Agreement.

          22.  Entire Agreement.  Subject to the Plan, a copy of which in its
               ----------------
present form is available from the Secretary of the Company, this Agreement contains all of the representations, declarations and statements from either party to the other and expresses the entire understanding between the parties with respect to the transactions provided for herein. All prior memoranda, letters, statements and agreements concerning this subject matter, if any, are merged in and replaced by this Agreement.

          23.  Pronouns, Number and Gender.  Wherever necessary to implement the
               ---------------------------
intent of the parties hereto, references herein to the singular shall be interpreted as the plural, and vice versa, and the feminine, masculine or neuter gender shall be treated as one of the other genders.

          24.  Binding Effect.  This Agreement shall be binding upon and shall
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inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          25.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                              BRITESMILE, INC.


                              By:______________________


                              Its:_____________________



                              OPTIONEE



                              _________________________

                              _______________

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